EXHIBIT 99.1

Golden Matrix Reports 2nd Quarter Financial Results with Revenues of $8,482,743 and 15th Consecutive Quarter of Profitability

LAS VEGAS,  June 3, 2022 – via InvestorWire – Golden Matrix Group Inc. (NASDAQ:GMGI), a developer and licensor of online gaming platforms, systems and gaming content, today reports financial results for its second fiscal quarter ended April 30, 2022.

•	Q2 revenues of $8,482,743**, an increase of 221% on revenues of $2,639,511 in the comparable year-ago quarter.
•	Q2 net income attributable to GMGI of $586,984 versus $127,986 in the comparable year-ago quarter.
•	Revenues of $17,359,848** in the first six months of this fiscal year, an increase of 278% on revenues of $4,590,917 in the comparable year-ago period.
•	Net income attributable to GMGI of $936,363 in the first six months versus $180,144 in the comparable year-ago period.
•	Cash and cash equivalents of $15,811,213** and total assets of $33,501,019** as of April 30, 2022.
•	Total liabilities of $4,617,526** - $4,496,214** current; $121,312** non-current as of April 30, 2022.
•	Shareholders’ equity of GMGI increased to $25,999,736, up from $18,928,109 on Oct. 31, 2021.

** The revenues, cash-on-hand, total assets, and total liabilities (including both current and non-current) referenced in this press release include the 20% held in RKingsCompetitions Ltd by minority interests. More detailed information on minority interest factors can be found in our most recent Quarterly Report on Form 10-Q.

The company also noted it has recorded 15 consecutive quarters of profitability.

The significant increase in revenues of this fiscal quarter over revenues recorded in the comparable year-ago quarter resulted primarily from a 28% increase in GMGI’s traditional B2B segment, in addition to strong revenue contributions from UK-based RKings, which was responsible for 60% of total revenues in the quarter. There were no contributions from UK-based RKings in the prior year comparable periods, as GMGI had acquired an 80% controlling ownership interest in RKings at the beginning of the current fiscal year.

During the three months ended April 30, 2022, and 2021, general and administrative (G&A) expenses were $1,380,706 and $327,723, respectively. The increase was due primarily to $884,027 in G&A expenses from the RKings B2C segment, which included payroll costs and bank charges for transaction fees. The G&A expenses from GMGI’s traditional B2B segment also increased due to higher costs in marketing fees, lease expenses and payroll.

“We are pleased with the financial results of our second quarter as a company with both B2B and B2C verticals,” said Golden Matrix CEO Brian Goodman. “During the quarter we implemented upgraded technology and stronger accounting controls to improve cash flow and profitability at RKings. With the Tournament Platform’s added features and functionality, we expect steady increases in both the monthly number of skill tournaments and participants; and, because this robust platform gives RKings’ tournament players immediate access to a growing number of exciting prize competitions, we expect this third quarter and future quarters to generate increasing revenues and profits.

“The acquisition of RKings has given us entry into a well-established B2C vertical in a new market outside of the Asia Pacific (APAC) region. With its highly popular prize offerings coupled with nominal player acquisition costs, the RKings’ Tournament Platform is highly scalable; and we plan to introduce it into additional regulated markets worldwide, beginning with Mexico in the current quarter.”

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Brian Goodman concluded, “We enter the remainder of this fiscal year with two robust operating divisions and a strong balance sheet. As stated previously, we continue to evaluate new opportunities in both the B2B and B2C spaces that will further accelerate GMGI’s overall revenue growth and – in accordance with our acquisition strategy – are always accretive to earnings.”

For additional information on Golden Matrix’s financial performance, please refer to the company's Form 10-Q for the second quarter ended April 30, 2022, available at https://www.nasdaq.com/market-activity/stocks/gmgi/sec-filings or www.sec.gov.

A summary of the Company's performance and highlights can be found at www.goldenmatrix.com/highlights.

About Golden Matrix

Golden Matrix Group, based in Las Vegas, Nevada, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label B2B gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention, and monetization of users. The company's platform can be accessed through both desktop and mobile applications. As a result of its 80% controlling ownership interest in UK-based RKings Competitions Ltd., Golden Matrix also generates revenues from RKings’ scalable B2C tournament platform.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current U.S. law.

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About RKings

Based in Northern Ireland, RKingsCompetitions Ltd. is a prize competition business offering customers in Ireland and the United Kingdom paid for entry, and free entry, routes to enter prize competitions in order to win a range of consumer products as prizes. Customers can access competitions via iOS or Android apps as well as online where they can win prizes ranging from super cars through to luxury holidays.

The competitions are currently open only to residents of Ireland and the United Kingdom.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company’s operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company's financial results is included from time to time in the "Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Transition Report on Form 10-K for the nine month transition period ended Oct. 31, 2021. These reports are filed with the SEC and available at www.sec.gov. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Golden Matrix Group, Inc and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	April 30, 2022	October 31, 2021
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$15,811,213	$16,797,656
Accounts receivable, net	2,230,013	1,762,725
Accounts receivable – related parties	643,180	1,306,896
Prepaid expenses	269,128	114,426
Short-term deposit	58,539	61,799
Inventory, prizes	918,703	-
Total current assets	$19,930,776	$20,043,502

Non-current assets:
Property, plant and equipment	49,400	-
Intangible assets	2,584,709	135,263
Operating lease right-of-use assets	217,310	280,183
Goodwill	10,718,824	-
Total non-current assets	13,570,243	415,446
Total assets	$33,501,019	$20,458,948

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,018,139	$1,074,786
Accounts payable-related party	85,819	105,062
Accrued income tax liability	716,560	-
Deferred revenues	197,213	-
Deferred tax liability	4,808	-
Accrued interest	123	123
Customer deposit	116,051	68,635
Contingent liability	1,257,229	-
Current portion of operating lease liabilities	100,272	100,209
Total current liabilities	4,496,214	1,348,815

Non-current liabilities:
Non-current portion of operating lease liability	121,312	182,024
Total non-current liabilities	121,312	182,024
Total liabilities	$4,617,526	$1,530,839

Shareholders’ equity:
Preferred stock, $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 250,000,000 and 40,000,000 shares authorized; 28,115,909 and 27,231,401 shares issued and outstanding respectively	$281	$272
Additional paid-in capital	49,542,802	43,354,366
Accumulated other comprehensive loss	(54,901)	(1,720)
Accumulated deficit	(23,488,446)	(24,424,809)
Total shareholders’ equity of GMGI	25,999,736	18,928,109
Noncontrolling interests	2,883,757	-
Total equity	28,883,493	18,928,109
Total liabilities and shareholders’ equity	$33,501,019	$20,458,948

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Golden Matrix Group, Inc and Subsidiary

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021

Revenues	$8,273,169	$1,969,523	$16,915,028	$3,305,754
Revenues-related party	209,574	669,988	444,820	1,285,163
Total revenues	8,482,743	2,639,511	17,359,848	4,590,917
Cost of goods sold	(5,942,181)	(1,493,145)	(12,795,183)	(2,447,927)
Gross profit	2,540,562	1,146,366	4,564,665	2,142,990

Costs and expenses:
G&A expense	1,380,706	327,723	2,679,592	479,351
G&A expense- related party	183,600	562,344	339,200	1,299,942
Professional fees	216,522	93,607	361,969	142,362
Research and development expense	1,200	21,218	21,412	50,105
Total operating expenses	1,782,028	1,004,892	3,402,173	1,971,760
Income from operations	758,534	141,474	1,162,492	171,230

Other income (expense):
Interest expense	-	-	-	(955)
Interest earned	542	40	983	81
Foreign exchange gain (loss)	114,153	(13,528)	198,829	9,788
Total other income (expense)	114,695	(13,488)	199,812	8,914
Net income before tax	873,229	127,986	1,362,304	180,144
Provision for income taxes	171,780	-	247,184	-
Net income	701,449	127,986	1,115,120	180,144
Less: Net income attributable to noncontrolling interest	114,465	-	178,757	-
Net income attributable to GMGI	$586,984	$127,986	$936,363	$180,144

Weighted average ordinary shares outstanding:
Basic	28,089,041	22,939,379	27,915,672	22,214,964
Diluted	35,908,819	34,938,942	35,735,450	34,046,878
Net income per ordinary share attributable to GMGI:
Basic	$0.02	$0.01	$0.03	$0.01
Diluted	$0.02	$0.00	$0.03	$0.01

Statement of Comprehensive Income:
Net income	$701,449	127,986	1,115,120	180,144
Foreign currency translation adjustments	(110,235)	1,073	(53,181)	778
Comprehensive income	591,214	129,059	1,061,939	180,922
Less: Net income attributable to noncontrolling interest	114,465	-	178,757	-
Comprehensive income attributable to GMGI	$476,749	$129,059	$883,182	$180,922

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Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

Corporate Communications:

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Los Angeles, California

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